UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 10, 2019
Atlas Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	000-54627	27-5466079
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

953 American Lane, 3rd Floor Schaumburg, IL (Address of principal executive offices)	60173 (Zip Code)

Registrant's telephone number, including area code: (847) 472-6700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.003 par value per share	AFH	Nasdaq Stock Market
6.625% Senior Unsecured Notes due 2022	AFHBL	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

1.01 Entry into a Material Definitive Agreement.

Effective June 10, 2019, Atlas Financial Holdings, Inc. (the “Company”) and its subsidiaries American Insurance Acquisition, Inc. (“American”) and Anchor Group Management, Inc. (“AGMI,” and, together with the Company and American, “Atlas Group”) entered into a Transaction Agreement with American Financial Group (“AFG”) and its subsidiary National Interstate Insurance Company (“NATL”) with regards to Atlas Group’s paratransit insurance business (the “Business”) and certain related matters (the “Transaction Agreement”).  Pursuant to the Transaction Agreement, AGMI, NATL and certain affiliates of NATL entered into an Underwriting Management Agreement under which AGMI will act as exclusive underwriting manager for NATL and certain of its affiliates with respect to new or renewal insurance policies for the Business for an initial period of fourteen months (subject to a twelve month extension at NATL’s option), and shall not write new or renewal insurance policies for the Business for the account of the Atlas Group and its affiliates or otherwise compete with NATL or its affiliates with respect to the Business.  AGMI will receive a commission based on the gross written premium written for NATL and its affiliates.  In addition, upon the expiration of the initial term of the Underwriting Management Agreement, or any time during the twelve month extension of the Underwriting Management Agreement, if applicable, NATL shall have the option of acquiring from the Atlas Group all of the Atlas Group’s renewal rights, books and records relating to the Business for a cash payment equal to 15% of the in-force gross written premium related to the Business.

Pursuant to the Transaction Agreement, the Company and Great American Insurance Company, a subsidiary of AFG (“GAIC”), also entered into (i) a Warrant Agreement dated June 10, 2019 (the “Warrant Agreement”), pursuant to which GAIC has the right to acquire, until June 10, 2024, up to 2,387,368 common shares of the Company (“Common Shares”), which equals 19.9% of the Company’s outstanding Common Shares as of June 10, 2019, for an exercise price of $0.69 per share, with both the number of Common Shares subject to the Warrant Agreement and the exercise price subject to adjustment as set forth in the Warrant Agreement, and (ii) a Registration Rights Agreement which provides GAIC certain rights to cause the Company to register the Common Shares subject to the Warrant Agreement under the Securities Act of 1933, as amended (the “Securities Act”), whether by requiring the Company to file one or more registration statements under the Securities Act or by allowing the holder of the Common Shares subject to the Warrant Agreement to participate in registered offerings by the Company, all subject to certain limitations and conditions set forth in the Registration Rights Agreement.  The Warrant Agreement was, and Common Shares issuable pursuant to the Warrant, if not registered, will be, issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder.

The descriptions of each of the agreements described herein are summary descriptions only, and are qualified in their entirety by the terms of such agreements.

3.02 Unregistered Sales of Equity Securities.

See the description of the Warrant Agreement under Item 1.01.

7.01  Regulation FD Disclosure.

On June 10, 2019, the Company issued a press release announcing the Transaction Agreement. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference. The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

10.1
Transaction Agreement dated June 10, 2019 by and among Atlas Financial Holdings, Inc., American Insurance Acquisition, Inc., Anchor Group Management, Inc., American Financial Group and National Interstate Insurance Company.

10.2	Warrant Agreement dated June 10, 2019 by and between Atlas Financial Holdings, Inc. and Great American Insurance Company.
10.3	Registration Rights Agreement dated June 10, 2019 by and between Atlas Financial Holdings, Inc. and Great American Insurance Company.
99.1	Press Release, dated June 10, 2019, issued by Atlas Financial Holdings, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS FINANCIAL HOLDINGS, INC. (Registrant)
By:	/s/ Paul A. Romano
Name:	Paul A. Romano
Title:	Vice President and Chief Financial Officer
June 13, 2019